UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023 (February 22, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2023, 1847 Holdings LLC (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (the “Purchaser”), pursuant to which the Company issued to the Purchaser (i) a promissory note in the principal amount of $878,000, which includes an original issue discount in the amount of $87,800 (the “Note”), (ii) a five-year warrant for the purchase of 182,917 common shares of the Company at an exercise price of $4.20 per share (subject to adjustment), which may be exercised on a cashless basis if the market price of the common shares is greater than the exercise price (the “Base Warrant”), and (iii) a five-year warrant for the purchase of 198,343 common shares of the Company at an exercise price of $0.01 per share (subject to adjustment), which may be exercised on a cashless basis if the market price of the common shares is greater than the exercise price (the “Penny Warrant,” and together with the Base Warrant, the “Warrants”), for a purchase price of $790,200.

The Note bears interest at a rate of 12% per annum and matures on February 22, 2024; provided that any principal amount or interest which is not paid when due shall bear interest at a rate of the lesser of 16% per annum or the maximum amount permitted by law from the due date thereof until the same is paid. The Note requires monthly payments of approximately $87,800, plus accrued interest, commencing on May 22, 2023. The Company may voluntarily prepay the outstanding principal amount and accrued interest of the Note in whole upon payment of a fee of $750. In addition, if at any time the Company receives cash proceeds from any source or series of related or unrelated sources, including, but not limited to, the issuance of equity or debt, the exercise of outstanding warrants, the issuance of securities pursuant to an equity line of credit (as defined in the Note) or the sale of assets outside of the ordinary course of business, the Purchaser shall have the right in its sole discretion to require the Company to immediately apply up to 50% of such proceeds to repay all or any portion of the outstanding principal amount and interest then due under the Note. The Note is unsecured and has priority over all other unsecured indebtedness of the Company. The Note contains customary affirmative and negative covenants and events of default for a loan of this type.

The Note is convertible into common shares at the option of the Purchaser at any time on or following the date that an event of default (as defined in the Note) occurs under the Note at a conversion price equal the lower of (i) $4.20 (subject to adjustments) and (ii) 80% of the lowest volume weighted average price of the Company’s common shares on any trading day during the five (5) trading days prior to the conversion date; provided that such conversion price shall not be less than $0.03 (subject to adjustments).

The conversion price of the Note and the exercise price of the Warrants are subject to standard adjustments, including a price-based adjustment in the event that the Company issues any common shares or other securities convertible into or exercisable for common shares at an effective price per share that is lower than the conversion or exercise price, subject to certain exceptions. In addition, the Note and the Warrants contain an ownership limitation, such that the Company shall not effect any conversion or exercise, and the holders shall not have the right to convert or exercise, any portion of the Note or the Warrants to the extent that after giving effect to the issuance of common shares upon conversion or exercise, such holder, together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon conversion or exercise.

Pursuant to the Purchase Agreement, the Company is required to hold a meeting of shareholders within ninety (90) calendar days for the purpose of obtaining shareholder approval of the issuance of all common shares underlying the Note and the Warrants. Prior to such shareholder approval, the maximum number of common shares that the Company may issue to the Purchaser in connection with the foregoing transactions is 930,661, equal to 19.99% of the Company’s outstanding common shares prior to the transaction, including the common shares underlying Note and the Warrants.

The Purchase Agreement contains a participation right, which provides that, subject to certain exceptions, until the Note is extinguished in its entirety, if the Company directly or indirectly offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its debt, equity, or equity equivalent securities, or enters into any definitive agreement with regard to the foregoing, it must offer to issue and sell to or exchange with the Purchaser the securities in such transaction. The Purchase Agreement also provides the Purchaser with customary piggy-back registration rights for the common shares underlying the Note and the Warrants, and contains other customary representations and warranties and covenants for a transaction of this type.

The foregoing description of the Purchase Agreement, the Note and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Note and the Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Common Share Purchase Warrant issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 22, 2023
4.2	Common Share Purchase Warrant issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 22, 2023
10.1	Securities Purchase Agreement, dated February 22, 2023, between 1847 Holdings LLC and Mast Hill Fund, L.P.
10.2	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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